Exhibit 99.5

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF CALIFORNIA

In the Matter of the Application of Pacific Gas and Electric Company for:  (1) Authority to Sell or Assign Recovery Property to One or More Financing Entities; (2) Authority to Service Recovery Bonds on Behalf of Financing Entities; (3) Authority to Establish Charges Sufficient to Recover Fixed Recovery Amounts and Fixed Recovery Tax Amounts; and (4) Such Further Authority Necessary for PG&E to Carry Out the Transactions Described in This Application.

Application 04-07-032 (Filed July 22, 2004)
(U 39 E)

PACIFIC GAS AND ELECTRIC COMPANY’S RESPONSE
TO ADMINISTRATIVE LAW JUDGE’S SEPTEMBER 2,
2004, RULING DIRECTING THE APPLICANT TO FILE A
FOURTH SUPPLEMENT TO THE APPLICATION

CHRISTOPHER J. WARNER
DOREEN A. LUDEMANN
MARK R. HUFFMAN
ROBERT MONTI

Pacific Gas and Electric Company
77 Beale Street
San Francisco, CA 94105
Telephone: (415) 973-3842
E-mail: mrh2@pge.com

Attorneys for
PACIFIC GAS AND ELECTRIC COMPANY
September 8, 2004

BEFORE THE PUBLIC UTILITIES COMMISSION
OF THE STATE OF CALIFORNIA

In the Matter of the Application of Pacific Gas and Electric Company for:  (1) Authority to Sell or Assign Recovery Property to One or More Financing Entities; (2) Authority to Service Recovery Bonds on Behalf of Financing Entities; (3) Authority to Establish Charges Sufficient to Recover Fixed Recovery Amounts and Fixed Recovery Tax Amounts; and (4) Such Further Authority Necessary for PG&E to Carry Out the Transactions Described in This Application.

Application 04-07-032 (Filed July 22, 2004)
(U 39 E)

PACIFIC GAS AND ELECTRIC COMPANY’S RESPONSE
TO ADMINISTRATIVE LAW JUDGE’S SEPTEMBER 2,
2004, RULING DIRECTING THE APPLICANT TO FILE A
FOURTH SUPPLEMENT TO THE APPLICATION

Pacific Gas and Electric Company (PG&E) provides this response to the September 2, 2004, Informal Administrative Law Judge’s Ruling in A.04-07-032 Requiring Additional Information.  The answers to the questions are set out below.  PG&E does not believe that the provision of this information should have any effect on the adopted schedule in this proceeding, set forth most recently in the August 10, 2004, Assigned Commissioner’s Scoping Memo And Ruling.

1.                                      Please provide PG&E’s capital structure both before and after the issuance of the Energy Recovery Bonds.  Please identify the source of the information used to prepare the before and after capital structures.  The “after” capital structure should reflect (1) the use of the ERB proceeds as set forth on page 5 of PG&E’s supplement filed on August 12, 2004, and (2) the use of additional ERB proceeds to pay for the ERB transaction costs shown in A.04-07-032, Chapter 3, page 3-27.

Table 1 below sets forth PG&E’s estimated capital structure for the three calendar years 2004 through 2006.  The source of these estimates is a financial model that estimates PG&E’s monthly balances of long-term debt, preferred stock, and common equity.  The estimates reflect the use of the ERB proceeds as set forth on page 5 of PG&E’s August 12 supplement, as well as the ERB estimated transaction costs.  The figures in Table 1 are the average of the twelve calendar months.  The monthly ratios vary only slightly from the averages, with the common equity ratio varying by 1.7% in 2004, 0.5% in 2005, and 0.8% in 2006.

Table 1

Forecasted Average Capital Structure

	Long-term Debt	Preferred Stock	Common Equity	Total

2004	47.8%	2.4%	49.8%	100.0%
2005	44.6%	2.6%	52.8%	100.0%
2006	44.6%	2.6%	52.8%	100.0%

2.                                      Decision 03-12-035, Ordering Paragraph 9, requires PG&E to use the ERB proceeds “to rebalance its capital structure to maintain the capital structure provided for under the Settlement Agreement.”

a.                                      Please identify the “capital structure provided for under the Settlement Agreement.”

b.                                      Please explain how PG&E’s proposed use of ERB proceeds complies with the requirement for PG&E “to rebalance its capital structure to maintain the capital structure provided for under the Settlement Agreement.”

Response to 2(a):  The “capital structure provided for under the Modified Settlement Agreement” (MSA) is set forth on page 11 of Appendix C to Decision 03-12-035 and states:

. . . the authorized equity ratio for ratemaking purposes shall be no less than 52 percent, except for a transition period as provided below.  The Commission recognizes that, at the Effective Date [of PG&E’s Plan of Reorganization], PG&E’s capital structure will likely not contain 52 percent equity.  Accordingly, for 2004 and 2005, the authorized equity ratio shall equal the Forecast Average Equity Ratio, but in no event shall it be less than 48.6 percent.

“Forecast Average Equity Ratio” is a defined term on page 5 of Appendix C and means “the proportion of equity in the forecast of PG&E’s average capital structure for calendar year 2004 and 2005 to be filed by PG&E in its 2003 cost of capital proceeding, Application 02-05-022, and its 2005 cost of capital proceeding, respectively, or such other CPUC proceedings as may be appropriate.”

Application 02-05-022 was closed, and PG&E filed Application No. 04-05-023 for test years 2004 and 2005.  In that application, PG&E provided forecast capital structure ratios for 2004 and 2005, as shown below in Table 2.  The CPUC has not yet issued a decision on PG&E’s application.

Table 2

Proposed Capital Structure in A.04-05-023

	2004	2005
	Capital Structure	Capital Structure
Long-term debt	48.2%	45.5%
Preferred stock	2.8%	2.5%
Common equity	49.0%	52.0%
	100.0%	100.0%

The estimated capital ratios in Table 2 differ from the estimated ratios in Table 1 because the capital ratios in Table 2 are intended to be targets.  As a practical matter, PG&E cannot manage its capital structure such that its actual capital structure equals its target capital structure to an accuracy that can be expressed in digits to the right of the decimal point.  Table 1 reflects PG&E’s planning assumptions, such that on a planning, or forecast, basis PG&E achieves a common equity ratio that is greater than or equal to its target equity ratio.  By planning in this fashion, PG&E expects that its actual, average common equity ratio will err on the higher side of its target common equity ratio, in this case 52%.

Response to 2(b):  In Application 04-05-023 PG&E has proposed a capital structure for 2004 and 2005 that assumes the ERB transaction is executed as proposed in this application.  PG&E expects the Commission will authorize the capital structures for 2004 and 2005 shown in Table 2 above.  In that event, the proceeds from the ERB transaction will have been used to rebalance PG&E’s capital structure, the resulting capital structure will be that which was approved by the Commission in Application 04-05-023, which in turn must be consistent with the MSA.

Respectfully Submitted,

CHRISTOPHER J. WARNER
DOREEN A. LUDEMANN
MARK R. HUFFMAN
ROBERT MONTI

By:
ROBERT MONTI

Pacific Gas and Electric Company
77 Beale Street
San Francisco, CA 94105
Telephone: (415) 973-3842
E-mail: mrh2@pge.com

Attorneys for
PACIFIC GAS AND ELECTRIC COMPANY

September 8, 2004

VERIFICATION

I, the undersigned, say:

I am an officer of PACIFIC GAS AND ELECTRIC COMPANY, a corporation, and am authorized pursuant to Code of Civil Procedure section 446, paragraph 3, to make this verification for and on behalf of said corporation, and I make this verification for that reason; I have read the foregoing Response to Administrative Law Judge’s September 2, 2004, Ruling Directing the Applicant to File a Fourth Supplement to the Application and am informed and believe that the matters contained therein are true and on that ground I allege that the matters stated herein are true.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Executed at San Francisco, California, this 8th day of September, 2004.

ROGER J. PETERS
SENIOR VICE PRESIDENT & GENERAL COUNSEL

CERTIFICATE OF SERVICE BY ELECTRONIC MAIL

I, the undersigned, state that I am a citizen of the United States and am employed in the City and County of San Francisco; that I am over the age of eighteen (18) years and not a party to the within cause; and that my business address is Pacific Gas and Electric Company, Law Department B30A, 77 Beale Street, San Francisco, California 94105.

On the 8th day of September, 2004, I served a true copy of:

PACIFIC GAS AND ELECTRIC COMPANY’S
RESPONSE TO ADMINISTRATIVE LAW JUDGE’S SEPTEMBER 2, 2004,
RULING DIRECTING THE APPLICANT TO FILE A FOURTH SUPPLEMENT
TO THE APPLICATION

By Electronic Mail – serving the enclosed via e-mail transmission to each of the parties listed on the official service lists for
A.04-07-032 with an e-mail address.

I certify and declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

Executed on the 8th day of September, 2004.

MARY B. SPEARMAN